                                                                    EXHIBIT 12.1
                   STATEMENT REGARDING COMPUTATION OF RATIOS

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                         (IN THOUSANDS, EXCEPT RATIOS)

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
                                                                                   THIRTY-SIX
                                        FISCAL YEAR ENDED AUGUST                   WEEKS ENDED
                         ------------------------------------------------------ -----------------
                            1993       1994       1995       1996       1997    MAY 10,   MAY 9,
                         (52 WEEKS) (52 WEEKS) (52 WEEKS) (52 WEEKS) (52 WEEKS)   1997     1998
                         ---------- ---------- ---------- ---------- ---------- -------- --------
Earnings:
  Income from continuing
   operations before
   income taxes.........  $143,235   $192,986   $228,281   $266,965   $312,508  $181,935 $217,440
  Fixed charges.........     7,480      7,597      7,790     12,047     20,773    13,860   19,120
  Less: Capitalized
   interest.............       534        446        981      2,416      2,119     1,182    1,254
                          --------   --------   --------   --------   --------  -------- --------
    Adjusted earnings...  $150,181   $200,137   $235,090   $276,596   $331,162  $194,613 $235,306
                          ========   ========   ========   ========   ========  ======== ========
Fixed charges:
  Gross interest
   expense..............       639        548      1,154      4,385     10,962     7,137   11,001
  Amortization of debt
   expense..............        60         21         21          6         42        54       20
  Interest portion of
   rent expense.........     6,781      7,028      6,615      7,656      9,769     6,669    8,099
                          --------   --------   --------   --------   --------  -------- --------
    Total fixed charges.  $  7,480   $  7,597   $  7,790   $ 12,047   $ 20,773  $ 13,860 $ 19,120
                          ========   ========   ========   ========   ========  ======== ========
    Ratios of earnings
     to fixed charges...      20.1       26.3       30.2       23.0       15.9      14.0     12.3
                          ========   ========   ========   ========   ========  ======== ========
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